EXHIBIT 23


                   Consent of Independent Public Accountants
                   -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 17, 1994 included in or incorporated by reference into Thermo Instrument Systems Inc.'s Annual Report on Form 10-K for the year ended January 1, 1994, and into the Company's previously filed Registration Statement No. 33-14980 on Form S-8, Registration Statement No. 33-16461 on Form S-8, Registration Statement No. 33-14974 on Form S-8, Post Effective Amendment to Registration Statement on Form S-4 No. 33-32579-02 on Form S-8, Registration Statement No. 33-33577 on Form S-8, Registration Statement No. 33-36221 on Form S-8, Registration Statement No. 33-37866 on
Form S-8, Registration Statement No. 33-42270 on Form S-3, and Registration Statement No. 33-69526 on Form S-3.



                                          Arthur Andersen & Co.



Boston, Massachusetts
March 8, 1994
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